                             SIMON PROPERTY GROUP
                           SUPPLEMENTAL INFORMATION
                               Table of Contents
                             As of March 31, 1999



                 Information                   Page
                 -----------                   ----

Overview                                           5

Ownership Structure                              6-8

Reconciliation of Income to Funds
from Operations ("FFO")                            9

Selected Financial Information                 10-11

Portfolio GLA, Occupancy & Rent Data           12-14

Rent Information                                  15

Lease Expirations                              16-17

Debt Amortization and Maturities by Year          18

Summary of Indebtedness                           19

Summary of Indebtedness by Maturity            20-25

Summary of Variable Rate Debt and
Interest Rate Protection Agreements            26-27

New Development Activities                        28

Significant Renovation/Expansion Activities    29-30

Capital Expenditures                              31

Gains on Land Sales                               32

Teleconference Text - May 5, 1999              33-38

                                    4 of 38

                             SIMON PROPERTY GROUP
                                   Overview

The Company
-----------

Simon Property Group, Inc. ("SPG") (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P. (the "Operating Partnership") is a subsidiary partnership of SPG. Shares of SPG are paired with beneficial interests in shares of stock of SPG Realty Consultants, Inc. ("SRC", and together with SPG, the "Company"). The Company and the Operating Partnership (collectively the "Simon Group") are engaged primarily in the ownership, operation, management, leasing, acquisition, expansion and development of real estate properties, primarily regional malls and community shopping centers.

On September 24, 1998, the merger between Simon DeBartolo Group, Inc. ("SDG") and Corporate Property Investors, Inc. ("CPI"), a privately held real estate investment trust and its "paired share" affiliate was completed. The CPI merger added 22 high quality regional malls plus three office buildings to the Simon Group portfolio.

At March 31, 1999, the Company, directly or through the Operating Partnership, owned or had an interest in 243 properties which consisted of regional malls, community shopping centers, and specialty and mixed-use properties containing an aggregate of 166 million square feet of gross leasable area (GLA) in 35 states and one asset in Europe. The Company, together with its affiliated management companies, owned or managed approximately 180 million square feet of GLA in retail and mixed-use properties.

In February, 1999, SPG announced that it entered into a definitive agreement to acquire a portfolio of up to 14 regional malls from New England Development Company (NED) and assume management responsibilities from NED's affiliated management company, WellsPark Management LLC. The purchase price for this 10.6 million square foot portfolio is $1.725 billion, which includes ten properties in Massachusetts, two in New Hampshire and one each in Connecticut and Virginia. Completion of the transaction is contingent upon the satisfaction of certain closing conditions and, if met, the transaction is expected to occur during the third quarter of 1999.

This package was prepared to provide (1) ownership information, (2) certain operational information, and (3) debt information as of March 31, 1999, for the Company and the Operating Partnership.

Certain statements contained in this Supplemental Package may constitute "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the business and prospects of the Company and the Operating Partnership, including the risks and uncertainties discussed in other periodic filings made by the Company and the Operating Partnership with the Securities and Exchange Commission.

We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran, Director of Investor Relations-Simon Property Group, P.O. Box 7033, Indianapolis, IN 46207.
Telephone:  (317) 685-7330.

                                    5 of 38

                             Simon Property Group
                       Economic Ownership Structure (1)
                                March 31, 1999


                                               Partners:  Units  %
  ----------------------------------------------------------------         --------------------------------------------------------
       SD Property Group, Inc.(2)                                                SPG Properties, Inc. (2)

                                                            %                                                               %
       SPG Properties, Inc.                               99.99%                 Simon Property Group, Inc.               99.99%
       100 Individual Shareholders                         0.01%                 100 Individual Shareholders               0.01%
                                                           -----                                                         ------
                                                         100.00%                                                         100.00%
  ----------------------------------------------------------------         --------------------------------------------------------
                         37,873,965 units                                                     75,814,592


                               --------------------------------------------------------------------
                                         Common Shareholders             Shares       %
                                         -------------------           -----------  -----

                                          Public Shareholders         168,529,304  97.3%
                                          Simon Family                  3,405,811   2.0%
                                          DeBartolo Family                 32,567   0.0%
                                          Executive Management (5)      1,221,285   0.7%
                                                                      -----------   ----
                                                                      173,188,967  100.0%
                               --------------------------------------------------------------------

                                 54,212,396 units

                                                       ---------------------
                                                       Simon Property Group
                                                         232,077,962 units
                                                       ---------------------




                                                                             ---------------------------------------------------
                                                                             Ownership of Simon Property Group, L.P.
                                                                             --------------------------------------
                                                                               Simon Property Group, Inc.            %
                                                                                 Public Shareholders               70.4%
                                                                                 Simon Family                       1.4%
                                                                                 DeBartolo Family                   0.0%
                                                                                 Executive Management (5)           0.5%
                                                                                                                   -----
                                                                                                                   72.3%
                                                                                                                   -----
                                                                               Limited Partners
                                                                                 Simon Family                      14.9%
                                                                                 DeBartolo Family                   9.6%
      ---------------------------------------------------                        Executive Management (5)           0.1%
                  Limited Partners:                                              Other Limited Partners             3.1%
        Shareholders                     Units         %
        ------------                     -----        --                                                           -----
       Simon Family                    34,584,455    53.9%                                                         27.7%
       DeBartolo Family                22,222,599    34.6%                                                         -----
       Executive Management (5)           153,498     0.2%                                                        100.0%
       Other Limited Partners           7,216,457    11.3%                   ---------------------------------------------------
                                       ----------  ------
                                       64,177,009  100.0%
      ---------------------------------------------------


(1) Schedule excludes preferred stock (see "Preferred Stock Outstanding") and units not convertible into common stock.
(2)  General partner of Simon Property Group, L.P.
(3) Shares of Simon Property Group, Inc. ("SPG") are paired with beneficial interests in shares of stock of SPG Realty Consultants, Inc.
(4) The number of outstanding shares of common stock of SPG exceeds the number of Simon Property Group, L.P. units owned by SPG by 5,288,014. This is the result of the direct ownership of Ocean County Mall by SPG.
(5)  Executive management excludes Simon family members.

                             SIMON PROPERTY GROUP
                  Changes in Common Shares and Unit Ownership
         For the Period from December 31, 1998 through March 31, 1999


                                                  Operating
                                                  Partnership         Company
                                                   Units(1)       Common Shares(2)
                                                   --------       ----------------
Number Outstanding at December 31, 1998           64,182,157          166,775,031

Restricted Stock Awards (Stock Incentive
 Program),  Net                                            -              525,786

Conversion of Series A Preferred Stock
 into Common Stock                                         -            5,851,650

Conversion of units into cash                         (5,148)

Issuance of Stock for Stock Option Exercises               -               36,500

Number Outstanding at March 31, 1999              64,177,009          173,188,967


               --------------------------------------------------
                  Total Common Shares and Units Outstanding at
                         March 31, 1999: 237,365,976(2)
               --------------------------------------------------


(1) Excludes units owned by the Company (shown here as Company Common Shares) and units not convertible into common shares.
(2) Excludes preferred units relating to preferred stock outstanding (see Schedule of Preferred Stock Outstanding).

                                    7 of 38

                             SIMON PROPERTY GROUP
                          Preferred Stock Outstanding
                             As of March 31, 1999
                                 ($ in 000's)

                                                               Number       Liquidation                 Ticker
       Issuer                      Description               of Shares      Preference          $       Symbol
Convertible:

-----------------------------------------------------------------------------------------------------------------
Simon Property Group, Inc.     Series A Preferred                 59,249       $1,000        $ 59,249     N/A
                               6.5% Convertible/(1)/
-----------------------------------------------------------------------------------------------------------------
Simon Property Group, Inc.     Series B Preferred              4,844,331       $  100        $484,433    SPGPrB
                               6.5% Convertible/(2)/
-----------------------------------------------------------------------------------------------------------------

Perpetual:

-----------------------------------------------------------------------------------------------------------------
SPG Properties, Inc.           Series B Preferred              8,000,000       $   25        $200,000    SGVPrB
                               8 3/4% Perpetual/(3)/
-----------------------------------------------------------------------------------------------------------------
SPG Properties, Inc.           Series C Preferred              3,000,000       $   50        $150,000     N/A
                               7.89% Perpetual/(4)/
-----------------------------------------------------------------------------------------------------------------


(1) Assumed in connection with the CPI merger. Each share is convertible into a number of shares of common stock obtained by dividing $1,000 by $26.319 (conversion price), which is subject to adjustment as outlined below. The stock is not redeemable, except as needed to maintain or bring the direct or indirect ownership of the capital stock of the Company into conformity with the requirements of Section 856(a)(6) of the Code. During the first quarter of 1999, the largest shareholder of this issue elected to convert their preferred stock to common stock (150,000 shares). This transaction was completed effective February 26, 1999.


(2) Issued as part of the consideration for the CPI merger. Each share is convertible into a number of shares of common stock of the Company obtained by dividing $100 by $38.669 (the conversion price), which is subject to adjustment as outlined below. The Company may redeem the stock on or after September 24, 2003 at a price beginning at 105% of the liquidation preference plus accrued dividends and declining to 100% of the liquidation preference plus accrued dividends any time on or after September 24, 2008. The shares are traded on the New York Stock Exchange. The closing price on March 31, 1999, was $76.94 per share.

     The conversion prices of the Series A and Series B Convertible Preferred Stock are subject to adjustment by the Company in connection with certain events including (i) any subdivision or combination of shares of common stock of the Company or the declaration of a distribution in the form of additional shares of common stock of the Company, (ii) issuances of rights or warrants to the holders of common stock of the Company, and (iii) any consolidation or merger to which the Company is a party, any sale or conveyance to another person of all or substantially all of the assets of the Company or any statutory exchange of securities with another person.


(3) SPG Properties, Inc. may redeem the stock on or after September 29, 2006. The shares are not convertible into any other securities of SPG Properties, Inc. or the Company. The shares are traded on the New York Stock Exchange. The closing price on March 31, 1999, was $25.5625 per share.

(4) The Cumulative Step-Up Premium Rate Preferred Stock was issued at 7.89%. The shares are redeemable after September 30, 2007. Beginning October 1, 2012, the rate increases to 9.89%.

                                    8 of 38

                             SIMON PROPERTY GROUP
           Reconciliation of Income to Funds From Operations ("FFO")
                             As of March 31, 1999

                 (Amounts in thousands, except per share data)

                                                                 Three Months Ended
                                                                      March 31,
                                                                 1999           1998
                                                                 ----           ----
Income Before Extraordinary Items                                $  67,388      $   45,124

Plus:  Depreciation and Amortization from Consolidated              89,537          58,079
       Properties

Less:  Minority Interest Portion of Depreciation,
       Amortization and Extraordinary Items                         (1,795)         (1,766)

Plus:  Simon's Share of Depreciation, Amortization and
       Extraordinary Items from Unconsolidated Affiliates           20,530          14,804

Less:  Preferred Dividends (including those of subsidiary)         (17,705)         (7,334)

                                                                 ---------      ----------
FFO of Simon Portfolio                                           $ 157,955      $  108,907
                                                                 =========      ==========
     Percent Increase                                                 45.0%

==========================================================================================

FFO of Simon Portfolio                                           $ 157,955      $  108,907

Basic FFO per Paired Share:
---------------------------

Basic FFO Allocable to the Company                               $ 114,260      $   69,015

Basic Weighted Average Paired Shares Outstanding                   168,987         109,684

Basic FFO per Paired Share                                       $    0.68      $     0.63
                                                                 =========      ==========
     Percent Increase                                                  7.9%

Diluted FFO per Paired Share:
-----------------------------

Diluted FFO Allocable to the Company                             $ 114,295      $   69,104

Diluted Weighted Average Number of Equivalent Paired               169,168         110,071
 Shares

Diluted FFO per Paired Share                                     $    0.68      $     0.63
                                                                 =========      ==========
     Percent Increase                                                  7.9%
==========================================================================================

                                    9 of 38

                             SIMON PROPERTY GROUP
                        Selected Financial Information
                             As of March 31, 1999
                        (In thousands, except as noted)

                                                                           As of or for the
                                                                          Three Months Ended
                                                                              March 31,
                                                                 1999           1998           % Change
                                                                 ----           ----           --------
Financial Highlights of the Company
-----------------------------------

Total Revenue - Consolidated Properties
                                                                 $  446,093     $ 300,257       48.6%

Total EBITDA of Simon Portfolio                                  $  414,676     $ 282,400       46.8%
EBITDA After Minority Interest                                   $  333,427     $ 218,475       52.6%

Net Income Available to Common Shareholders                      $   34,954     $  23,948       46.0%
Basic Net Income per Common Share                                $     0.21     $    0.22       -4.5%
Diluted Net Income per Common Share                              $     0.21     $    0.22       -4.5%

FFO of the Simon Portfolio                                       $  157,955     $ 108,907       45.0%
Basic FFO Allocable to the Company                               $  114,260     $  69,015       65.6%
Diluted FFO Allocable to the Company                             $  114,295     $  69,104       65.4%
Basic FFO per Common Share                                       $     0.68     $    0.63        7.9%
Diluted FFO per Common Share                                     $     0.68     $    0.63        7.9%

Distributions per Common Share                                   $   0.5050     $  0.5050        0.0%

Operational Statistics
----------------------

Occupancy at End of Period:
     Regional Malls/(1)/                                               88.6%         86.1%       2.5%
     Community Shopping Centers/(2)/                                   91.1%         90.6%       0.5%

Average Base Rent per Square Foot:
     Regional Malls/(1)/                                         $    25.95     $   22.95       13.1%
     Community Shopping Centers/(2)/                             $     7.78     $    7.44        4.6%

Regional Malls:
     Total Tenant Sales Volume,
        in millions/(3)(4)/                                      $    2,890     $   2,051       40.9%
     Total Sales per Square Foot/(4)/                            $      347     $     314       10.5%
     Comparable Sales per Square
        Foot/(4)/                                                $      360     $     321       12.1%

Number of Properties Open at End of Period                              243           217       12.0%

Total GLA at End of Period, in millions                               167.0         140.2       19.1%

(1)   Includes mall and freestanding stores.
(2)   Includes all Owned GLA.
(3)   Represents only those tenants who report sales.
(4) Based upon the standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores less than 10,000 square feet.

                                   10 of 38

                             SIMON PROPERTY GROUP
                        Selected Financial Information
                             As of March 31, 1999

                        (In thousands, except as noted)

                                                               March 31,                March 31,
Equity Information                                               1999                     1998
------------------                                               ----                     ----
Limited Partner Units Outstanding at End of Period                    64,177                   64,060
Common Shares Outstanding at End of Period                           173,189                  109,695
                                                                ------------             ------------

Total Common Shares and Units Outstanding at End of
 Period                                                              237,366                  173,754
                                                                ============             ============

Basic Weighted Average Paired Shares Outstanding                     168,987                  109,684
Diluted Weighted Average Number of Equivalent Paired
 Shares/(2)/                                                         169,168                  110,071

                                                                 March 31,               December 31,
                                                                   1999                     1998
                                                                   ----                     ----
Debt Information
----------------

Consolidated Debt                                                $ 8,263,590              $ 7,973,372

Simon Group's Share of Joint Venture Debt                        $ 1,156,594              $ 1,227,044

Debt-to-Market Capitalization
-----------------------------

Common Stock Price at End of Period                              $   27.4375              $     28.50

Equity Market Capitalization/(1)/                                $ 7,316,212              $ 7,608,188

Total Consolidated Capitalization                                $15,579,802              $15,581,560

Consolidated Debt-to-Market Capitalization                              53.0%                    51.2%

Total Capitalization - Including Simon Group's Share
 of JV Debt                                                      $16,736,396              $16,808,604

Debt-to-Market Capitalization - Including Simon Group's
 Share of JV Debt                                                       56.3%                    54.7%

(1) Market value of Common Stock, Units and all issues of Preferred Stock of SPG and SPG Properties, Inc.

(2) The convertible preferred Series A and B shares are antidilutive securities under the computation of diluted net income per share; therefore, the securities have not been considered outstanding for purposes of computing diluted FFO per share.

                                   11 of 38

                             SIMON PROPERTY GROUP
                     Portfolio GLA, Occupancy & Rent Data
                             As of March 31, 1999

--------------------------------------------------------------------------------------------------
                                                                                  Avg. Annualized
                                                                   % of Owned      Base Rent Per
                                             Total       % of      GLA Which       Leased Sq. Ft.
Type of Property              GLA-Sq. Ft.  Owned GLA   Owned GLA    is Leased      of Owned GLA
--------------------------------------------------------------------------------------------------
Regional Malls
--------------

-Anchor                        87,462,546  27,085,630       27.4%      98.2%      $ 3.65

-Mall Store                    49,194,113  49,146,217       49.8%      88.5%      $26.62
-Freestanding                   3,360,955   1,819,837        1.8%      93.8%      $ 9.17
                              -----------  ----------       ----       ----       ------
     Subtotal                  52,555,068  50,966,054       51.6%      88.6%      $25.95


Regional Mall Total           140,017,614  78,051,684       79.0%      92.0%      $17.87

Community Shopping Centers
--------------------------

-Anchor                        12,462,064   8,164,155        8.2%      95.9%      $ 6.24
-Mall Store                     4,872,511   4,786,753        4.9%      82.1%       10.95
-Freestanding                   1,009,667     477,762         .5%      98.3%        7.45
                                                            ----

Community Ctr. Total           18,344,242  13,428,670       13.6%      91.1%      $ 7.78

Office Portion Of Mixed-Use
Properties                      2,763,058   2,763,058        2.8%      88.0%      $19.98

Value-Oriented Super-Regional
Malls                           3,820,327   3,678,732        3.7%      98.1%      $16.54

Properties under
Redevelopment                   2,028,615     983,392        0.9%

GRAND TOTAL                   166,973,856  98,905,536     100.00%

-------------------------------------------------------------------------
                               Occupancy History
-------------------------------------------------------------------------
                                                    Community
          As of           Regional Malls/(1)/  Shopping Centers/(2)/
          ----------------------------------------------------------
           3/31/99                 88.6%                91.1%
           3/31/98                 86.1%                90.6%
          ----------------------------------------------------------
          12/31/98                 90.0%                91.4%
          12/31/97                 87.3%                91.3%
          12/31/96                 84.7%                91.6%
          12/31/95/(3)/            85.5%                93.6%

/(1)/  Includes mall and freestanding stores.

/(2)/  Includes all Owned GLA.
/(3)/ On a pro forma combined basis giving effect to the Merger with DeBartolo Realty Corporation ("DRC").

                                   12 of 38

                             SIMON PROPERTY GROUP
                     Portfolio GLA, Occupancy & Rent Data
                             As of March 31, 1999

-----------------------------------------------------------------------------------------------
                                                                             Avg. Annualized
                                                                % of Owned    Base Rent Per
Type of                                   Total        % of     GLA Which     Leased Sq. Ft.
Property                  GLA-Sq. Ft.   Owned GLA   Owned GLA   is Leased     of Owned GLA
-----------------------------------------------------------------------------------------------
Regional Malls
--------------

-Anchor                    71,153,403   24,211,332     28.1%        98.6%    $    3.40

-Mall Store                40,313,185   40,280,589     46.6%        87.9%    $   24.27
-Freestanding               3,010,221    1,695,665      2.0%        95.5%    $    8.76
                          -----------   ----------     -----
     Subtotal              43,323,406   41,976,254     48.6%        88.2%    $   23.58


Regional Mall Total       114,476,809   66,187,586     76.7%        92.0%    $   15.76

Community Shopping Centers
--------------------------

-Anchor                    12,441,135    8,143,226      9.4%        95.9%    $    6.23
-Mall Store                 4,770,315    4,684,557      5.4%        81.8%        10.98
-Freestanding                 997,509      477,762       .6%        98.3%         7.45
                                                        ----

Community Ctr. Total       18,208,959   13,305,545     15.4%        91.0%    $    7.76

Office Portion
 Of Mixed-Use Properties    2,278,153    2,278,153      2.6%        89.1%    $   19.41

Value-Oriented
Super-Regional Malls        3,820,327    3,678,732      4.3%        98.1%    $   16.54

Properties under
Redevelopment               2,028,615      983,392      1.0%

GRAND TOTAL               140,812,863   86,433,408    100.00%


-----------------------------------------------------------------------------------------------
                                       Occupancy History
-----------------------------------------------------------------------------------------------
                                                               Community
                  As of             Regional Malls(1)    Shopping Centers(2)
                  -----             -----------------    -------------------
                  -----------------------------------------------------
                   3/31/99                 88.2%                  91.0%
                   3/31/98                 86.1%                  90.6%
                  -----------------------------------------------------

                  12/31/98                 89.5%                  91.4%
                  12/31/97                 87.3%                  91.3%
                  12/31/96                 84.7%                  91.6
                  12/31/95(3)              85.5%                  93.6%

(1)  Includes mall and freestanding stores.
(2)  Includes all Owned GLA.
(3) On a pro forma combined basis giving effect to the merger with DeBartolo Realty Corporation ("DRC") for periods presented.

                                   13 of 38

                             SIMON PROPERTY GROUP
                     Portfolio GLA, Occupancy & Rent Data
                             As of March 31, 1999

-----------------------------------------------------------------------------------------------
                                                                             Avg. Annualized
                                                                % of Owned    Base Rent Per
Type of                                   Total        % of     GLA Which     Leased Sq. Ft.
Property                  GLA-Sq. Ft.   Owned GLA   Owned GLA   is Leased     of Owned GLA
-----------------------------------------------------------------------------------------------
Regional Malls
--------------

-Anchor                   16,309,143     2,874,298     23.0%        94.6%    $     6.08

-Mall Store                8,880,928     8,865,628     71.1%        91.2%    $    36.63
-Freestanding                350,734       124,172      1.0%        70.8%    $    16.76
                          ----------    ----------     ----
     Subtotal              9,231,662     8,989,800     72.1%        90.9%    $    36.42


Regional Mall Total       25,540,805    11,864,098     95.1%        91.8%    $    29.72

Community Shopping Centers
--------------------------

-Anchor                       20,929        20,929      0.2%       100.0%    $     8.35
-Mall Store                  102,196       102,196      0.8%        96.4%          9.91
-Freestanding                 12,158             0      0.0%         N/A           N/A
                                                        ----

Community Ctr. Total         135,283       123,125      1.0%        97.0%    $     9.64

Office Portion
 Of Mixed-Use Properties     484,905       484,905      3.9%        82.8%    $    22.82

GRAND TOTAL(4)            26,160,993    12,472,128   100.00%

-----------------------------------------------------------------------------------------------
                                     Occupancy History
-----------------------------------------------------------------------------------------------
                                                              Community
                       As of        Regional Malls(1)  Shopping Centers(2)
                       -----        -----------------  -------------------
                       ---------------------------------------------
                        3/31/99           90.9%                97.0%
                        3/31/98           91.3%                  (3)
                       ---------------------------------------------

                       12/31/98           92.0%                97.0%
                       12/31/97           94.0%                  (3)
                       12/31/96           90.4%                  (3)
                       12/31/95           93.1%                  (3)

(1)  Includes mall and freestanding stores.
(2)  Includes all Owned GLA.
(3)  Historical data not available and not material.
(4)  Excludes Palm Beach Mall, 50% owned by SPG prior to the CPI merger.

                                   14 of 38

                             SIMON PROPERTY GROUP
                  Rent Information (Including CPI Portfolio)
                             As of March 31, 1999

------------------
Average Base Rent
------------------

                    Mall & Freestanding            %            Community          %
    As of         Stores at Regional Malls       Change      Shopping Centers   Change
    -- --         ------------------------       ------      ----------------   -------
--------------------------------------------------------------------------------------------
   3/31/99             $       25.95              13.1%         $      7.78           4.6%

   3/31/98                     22.95                -                  7.44            -
--------------------------------------------------------------------------------------------

  12/31/98             $       25.70               8.7%         $      7.68           3.2%

  12/31/97                     23.65              14.4                 7.44          -2.7

  12/31/96                     20.68               7.8                 7.65           4.9

  12/31/95(1)                  19.18               4.4                 7.29           2.4

-------------
Rental Rates
-------------
                                       Base Rent /(2)/
                                       ---------
                           Store Openings        Store Closings         Amount of Change
                                                                        -----------------
Year                       During Period         During Period       Dollar        Percentage
----                       -------------         -------------       ------        ----------
Regional Malls:
---------------
---------------------------------------------------------------------------------------------
1999 (YTD)                    $    30.16            $   23.17        $ 6.99            30.2%
---------------------------------------------------------------------------------------------
1998                               27.33                23.63          3.70            15.7
1997                               29.66                21.26          8.40/(3)/       39.5/(3)/
1996                               23.59                18.73          4.86            25.9

Community Shopping Centers:
---------------------------
---------------------------------------------------------------------------------------------
1999 (YTD)                    $     9.55            $    8.52        $ 1.03            12.1%
---------------------------------------------------------------------------------------------
1998                               10.43                10.95         (0.52)           (4.7)
1997                                8.63                 9.44         (0.81)           (8.6)
1996                                8.18                 6.16          2.02            32.8

(1) On a pro forma combined basis giving effect to the merger with DRC for periods presented.
(2) Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.
(3) Including the acquisitions of Dadeland Mall, The Fashion Mall at Keystone at the Crossing, the RPT properties and the opening of The Source. Excluding these events, the spread was $6.57, or a 30.9% increase.

                                   15 of 38

                             SIMON PROPERTY GROUP
                             Lease Expirations(1)
                             As of March 31, 1999

                                                     Avg. Base Rent per
                             Number of     Square        Square Foot
      Year               Leases Expiring    Feet         at 3/31/99
-------------------------------------------
Regional Malls - Mall & Freestanding Stores
-------------------------------------------

1999 (4/1 - 12/31)              787        1,412,549       28.52
2000                          1,734        3,446,070       26.09
2001                          1,474        3,339,486       25.24
2002                          1,448        3,291,180       25.80
2003                          1,611        3,931,462       26.90
2004                          1,436        3,932,669       27.22
2005                          1,280        4,040,768       26.58
2006                          1,413        4,028,037       28.26
2007                          1,211        3,521,560       30.50
2008                          1,113        3,825,985       29.15
                           --------      -----------
TOTALS                       13,507       34,769,766      $27.41

-------------------------------
Regional Malls - Anchor Tenants
-------------------------------

1999 (4/1 - 12/31)                8        1,122,732        2.21
2000                             14        2,031,903        1.88
2001                             12        1,544,673        2.03
2002                             13        1,564,338        1.99
2003                             16        2,013,311        2.41
2004                             22        2,062,694        3.50
2005                             13        1,429,815        3.02
2006                             17        2,062,107        3.29
2007                              7          636,374        2.79
2008                             11        1,202,085        4.42
                           --------      -----------
TOTALS                          133       15,670,032      $ 2.73

-----------------------------------------------------
Community Centers - Mall Stores & Freestanding Stores
-----------------------------------------------------

1999 (4/1 - 12/31)               63          171,550       10.50
2000                            284          769,661       11.30
2001                            191          535,880       12.04
2002                            146          504,389       11.47
2003                            131          567,124       11.27
2004                             78          374,313       10.13
2005                             39          270,679        9.77
2006                             21          259,848        7.42
2007                             18          164,142       11.07
2008                             19          151,301       11.16
                           --------      -----------
TOTALS                          990        3,768,887      $10.87

(1)  Does not consider the impact of options that may be contained in leases.

                                   16 of 38

                             SIMON PROPERTY GROUP
                             Lease Expirations/(1)/
                             As of March 31, 1999

                       Number of                Square     Avg. Base Rent
     Year            Leases Expiring             Feet     per Square Foot
                                                              at 3/31/99
 -------------------------------------
 Community Centers - Anchor Tenants
 -------------------------------------
 1999 (4/1 - 12/31)                4               275,018           2.35
 2000                              8               316,642           5.22
 2001                             13               537,403           4.02
 2002                              8               355,136           5.47
 2003                             10               299,248           7.00
 2004                             11               265,417           6.35
 2005                             11               630,445           5.61
 2006                             10               660,361           5.46
 2007                             14               746,056           6.05
 2008                             10               399,376           7.73
                                  --             ---------
 TOTALS                           99             4,485,102         $ 5.58


 (1)  Does not consider the impact of options that may be contained in leases.

                                   17 of 38

                             SIMON PROPERTY GROUP
         SPG's Share of Total Debt Amortization and Maturities by Year
                             As of  March 31, 1999
                                (In thousands)

                                      --------------    --------------   --------------    --------------
                                      SPG's Share of    SPG's Share of   SPG's Share of
                                        Secured          Unsecured       Unconsolidated    SPG's Share of
                                      Consolidated      Consolidated     Joint Venture         Total
------------------------------
            Year                         Debt              Debt          Secured Debt          Debt
------------------------------        --------------    -------------    --------------    --------------
1999...........................   1         182,820           341,000             9,126           532,945
2000...........................   2         367,566         1,083,000           123,595         1,574,161
2001...........................   3         268,042                 0             4,311           272,353
2002...........................   4         615,190           250,000            76,308           941,498
2003...........................   5         222,727           575,000           173,347           971,073
2004...........................   6         427,514           700,000            39,091         1,166,605
2005...........................   7         107,724           660,000           129,306           897,030
2006...........................   8         118,739           250,000           217,924           586,663
2007...........................   9         264,041           180,000            40,750           484,791
2008...........................  10          44,924           200,000           246,016           490,939
Thereafter                                  287,774           975,000            86,669         1,349,443
                                      -------------     -------------    --------------    --------------

Subtotal Face Amounts                    $2,907,061        $5,214,000        $1,146,441        $9,267,502
                                      -------------     -------------    --------------    --------------

Premiums and Discounts on
Indebtedness, Net                             3,297             9,460            10,154            22,911
                                       ------------     -------------    --------------    --------------

SPG's Share of Total
Indebtedness                             $2,910,358        $5,223,460        $1,156,595        $9,290,413
                                       ============     =============    ==============    ==============

                                   18 of 38

                             SIMON PROPERTY GROUP
                            Summary of Indebtedness
                             As of  March 31, 1999
                                (In thousands)

                                                                  ------------
                                                                     SPG's
                                           ------------                                 -------------       -------------------
                                               Total                Share of            Weighted Avg.       Weighted Avg. Years
                                           Indebtedness           Indebtedness          Interest Rate          to Maturity
                                           ------------           ------------          -------------       -------------------
Consolidated Indebtedness
-------------------------

 Mortgage Debt
  Fixed Rate                                     2,576,125              2,493,736                 7.42%                       5.5
  Debt Swapped to Maturity                          50,000                 50,000                 7.74%                       2.7
  Capped to Maturity, Currently "In                134,999                 98,969                 6.17%                       7.2
   the Money"
  Other Hedged Debt                                 50,000                 50,000                 5.49%                       1.0
  Floating Rate Debt                               226,009                214,357                 6.07%                       3.6
                                                 ---------              ---------                 -----                       ---

 Total Mortgage Debt                             3,037,133              2,907,062                 7.25%                       5.3

 Unsecured Debt
   Fixed Rate                                    3,790,000              3,790,000                 7.17%                       7.9
   Capped to Maturity, Currently "In
    the Money"                                      63,000                 63,000                 6.14%                       1.1

   Floating Rate Debt                               70,000                 70,000                 5.59%                       1.1
                                                 ---------              ---------                 -----                       ---
 Subtotal                                        3,923,000              3,923,000                 6.07%                       7.6
   CPI Merger Facility                             450,000                450,000                 5.59%                       1.2
   CPI Merger Facility (Swapped)                   500,000                500,000                 5.68%                       1.7
   Revolving Corporate Credit Facility             201,000                201,000                 5.51%                       0.7
   Revolving Corporate Credit Facility
   (Hedged)                                        140,000                140,000                 5.51%                       0.7
                                                 ---------              ---------                 -----                       ---

 Total Unsecured Debt                            5,214,000              5,214,000                 6.75%                       6.0

 Adjustment to Fair Market Value -
  Fixed Rate                                        11,279                 11,571                  N/A                        N/A
  Adjustment to Fair Market Value -
  Variable Rate                                      1,178                  1,186                  N/A                        N/A
                                                 ---------              ---------                 -----                       ---
 Consolidated Mortgages and Other
 Indebtedness                                    8,263,590              8,133,819                 6.92%                       5.6
                                                 =========              =========                 =====                       ===

Joint Venture Mortgage Indebtedness
-----------------------------------
 Fixed Rate                                      2,107,704                879,462                 7.48%                       7.5
 Other Hedged Debt                                 385,984                138,403                 5.65%                       4.0
 Floating Rate Debt                                291,736                128,576                 5.90%                       2.8
                                                 ---------              ---------                 -----                       ---
 Subtotal                                        2,785,424              1,146,441                 7.02%                       6.5

 Adjustment to Fair Market Value -
  Fixed Rate                                        20,307                 10,154                  N/A                        N/A

                                                 ---------              ---------                 -----                       ---
Joint Venture Mortgages and Other
 Indebtedness                                    2,805,731              1,156,594                 7.02%                       6.5
                                                 =========              =========                 =====                       ===

SPG's Share of Total Indebtedness
                                                                        ---------                 -----                       ---
                                                                        9,290,413                 6.93%                       5.7
                                                                        ---------                 -----                       ---

                                   19 of 38

                                SIMON PROPERTY GROUP
                        Summary of Indebtedness By Maturity
                               As of  March 31, 1999
                                   (In thousands)


-----------------------------------               -----------  -----------    ------------    ------------    -------------
                                                                                                 SPG's         Weighted Avg
                 Property                           Maturity    Interest         Total          Share of      Interest Rate
                   Name                               Date        Rate        Indebtedness    Indebtedness       by Year
-----------------------------------               -----------  -----------    ------------    ------------    -------------
Consolidated Indebtedness
Fixed Rate Mortgage Debt:
-------------------------

       Ingram Park Mall - 2                       12/30/99        9.63%           7,000           7,000
       Ingram Park Mall - 1                       12/30/99        8.10%          47,794          47,794
       Barton Creek Square                        12/30/99        8.10%          61,853          61,853
       La Plaza Mall                              12/30/99        8.25%          49,325          49,325
                                                                              ------------    ------------
       Subtotal 1999                                                            165,972         165,972             8.21%

       Florida Mall, The - 2                       2/28/00        6.65%          90,000          90,000
       South Shore                         (3)      4/1/00        9.75%              67              67
       Windsor Park Mall - 1                        6/1/00        8.00%           5,753           5,753
       Trolley Square - 1                          7/23/00        5.81%          19,000          17,100
       Bloomingdale Court                          12/1/00        8.75%          27,359          27,359
       Forest Plaza                                12/1/00        8.75%          16,904          16,904
       Fox River Plaza                             12/1/00        8.75%          12,654          12,654
       Lake View Plaza                             12/1/00        8.75%          22,169          22,169
       Lincoln Crossing                            12/1/00        8.75%             997             997
       Matteson Plaza                              12/1/00        8.75%          11,159          11,159
       Regency Plaza                               12/1/00        8.75%           1,878           1,878
       St. Charles Towne Plaza                     12/1/00        8.75%          30,742          30,742
       West Ridge Plaza                            12/1/00        8.75%           4,612           4,612
       White Oaks Plaza                            12/1/00        8.75%          12,345          12,345
                                                                              ------------    ------------
       Subtotal 2000                                                            255,639         253,739             7.79%

       Biltmore Square                              1/1/01        7.15%          26,458          26,458
       Chesapeake Square                            1/1/01        7.28%          47,818          47,818
       Port Charlotte Town Center - 1               1/1/01        7.28%          52,578          52,578
       Great Lakes Mall - 1                         3/1/01        6.74%          52,429          52,429
       Great Lakes Mall - 2                         3/1/01        7.07%           8,458           8,458
       J.C. Penney/Net Leased (Norfolk)    (3)    11/30/01        8.50%             856             856
                                                                              ------------    ------------
       Subtotal 2001                                                            188,596         188,596             7.11%

       Lima Mall                                    3/1/02        7.12%          18,834          18,834
       Columbia Center                             3/15/02        7.62%          42,184          42,184
       Northgate Shopping Center                   3/15/02        7.62%          78,771          78,771
       Tacoma Mall                                 3/15/02        7.62%          92,164          92,164
       J.C. Penney/Net Leased
       (Chattanooga)                       (3)     5/31/02        6.80%             793             793
       River Oaks Center                            6/1/02        8.67%          32,500          32,500
       North Riverside Park Plaza - 1               9/1/02        9.38%           3,883           3,883
       North Riverside Park Plaza - 2               9/1/02       10.00%           3,617           3,617
       Principal Mutual Mortgages - Pool 1 (1)     9/15/02        6.81%         103,609         103,609
       Principal Mutual Mortgages - Pool 2 (2)     9/15/02        6.77%         137,789         137,789
       Northlake Mall                      (3)     12/1/02        8.00%           1,008           1,008
       Palm Beach Mall                     (4)    12/15/02        7.50%          50,215          50,215
                                                                              ------------    ------------
       Subtotal 2002                                                            565,367         565,367             7.32%

       Century III Mall -1                          7/1/03        6.78%          66,000          66,000
       Miami International Mall                   12/21/03        6.91%          46,346          27,807
                                                                              ------------    ------------
       Subtotal 2003                                                            112,346          93,807             6.82%

                                   20 of 38

                                SIMON PROPERTY GROUP
                        Summary of Indebtedness By Maturity
                               As of  March 31, 1999
                                   (In thousands)


-----------------------------------               -----------  -----------    ------------    ------------    -------------
                                                                                                 SPG's         Weighted Avg
                 Property                           Maturity    Interest         Total          Share of      Interest Rate
                   Name                               Date        Rate        Indebtedness    Indebtedness       by Year
-----------------------------------               -----------  -----------    ------------    ------------    -------------
       Battlefield Mall - 1                         1/1/04        7.50%          48,478          48,478
       Battlefield Mall - 2                         1/1/04        6.81%          44,923          44,923
       Forum Phase I - Class A-1                   5/15/04        7.13%          46,997          28,198
       Forum Phase II - Class A-1                  5/15/04        7.13%          43,004          23,652
                                                                              ------------    ------------
       Subtotal 2004                                                            183,402         145,251             7.15%

       Tippecanoe Mall - 1                          1/1/05        8.45%          46,066          46,066
       Tippecanoe Mall - 2                          1/1/05        6.81%          15,973          15,973
       Melbourne Square                             2/1/05        7.42%          39,225          39,225
       Cielo Vista Mall - 2                        11/1/05        8.13%           1,775           1,775
                                                                              ------------    ------------
       Subtotal 2005                                                            103,039         103,039             7.80%

       Treasure Coast Square                        1/1/06        7.42%          53,026          53,026
       Gulf View Square                            10/1/06        8.25%          37,495          37,495
       Paddock Mall                                10/1/06        8.25%          29,821          29,821
                                                                              ------------    ------------
       Subtotal 2006                                                            120,342         120,342             7.88%

       Cielo Vista Mall - 1                         5/1/07        9.38%          55,134          55,134
       Cielo Vista Mall - 3                         5/1/07        6.76%          38,899          38,899
       Lakeline Mall                                5/1/07        7.65%          72,746          72,746
       McCain Mall - 1                              5/1/07        9.38%          25,691          25,691
       McCain Mall - 2                              5/1/07        6.76%          17,953          17,953
       Valle Vista Mall - 1                         5/1/07        9.38%          34,028          34,028
       Valle Vista Mall - 2                         5/1/07        6.81%           7,979           7,979
       University Park Mall                        10/1/07        7.43%          59,500          35,700
       CMBS Loan - Fixed Component                12/15/07        7.31%         175,000         175,000
                                                                              ------------    ------------
       Subtotal 2007                                                            486,931         463,131             7.81%

       Randall Park Mall - 2                       7/11/08        7.33%          35,000          35,000
                                                                              ------------    ------------
       Subtotal 2008                                                             35,000          35,000             7.33%

       College Mall - 2                             1/1/09        6.76%          11,979          11,979
       Greenwood Park Mall - 2                      1/1/09        6.76%          61,893          61,893
       College Mall - 1                             1/1/09        7.00%          42,210          42,210
       Greenwood Park Mall - 1                      1/1/09        7.00%          35,352          35,352
       Towne East Square - 1                        1/1/09        7.00%          55,807          55,807
       Towne East Square - 2                        1/1/09        6.81%          24,957          24,957
                                                                              ------------    ------------
       Subtotal 2009                                                            232,199         232,199             6.90%

       Windsor Park Mall - 2                        5/1/12        8.00%           8,835           8,835
                                                                              ------------    ------------
       Subtotal 2012                                                              8,835           8,835             8.00%

       Chesapeake Center                           5/15/15        8.44%           6,563           6,563
       Grove at Lakeland Square, The               5/15/15        8.44%           3,750           3,750
       Terrace at Florida Mall, The                5/15/15        8.44%           4,688           4,688
                                                                              ------------    ------------
       Subtotal 2015                                                             15,001          15,001             8.44%

       Sunland Park Mall                            1/1/26        8.63%          39,413          39,413
                                                                              ------------    ------------
       Subtotal 2026                                                             39,413          39,413             8.63%

       Keystone at the Crossing                     7/1/27        7.85%          64,042          64,042
                                                                              ------------    ------------
       Subtotal 2027                                                             64,042          64,042             7.85%
                                                                              ------------    ------------    -------------
       Total Consolidated Fixed Rate Mortgage Debt                            2,576,125       2,493,736             7.42%
                                                                              ============    ============    =============

                                   21 of 38

                                SIMON PROPERTY GROUP
                        Summary of Indebtedness By Maturity
                             As of March 31, 1999
                                   (In thousands)

                                                                                         -----------------------------------
                                                                                               SPG's           Weighted Avg
--------------------------------------        -------------  ----------  ----------------
                 Property                         Maturity    Interest        Total          Share of        Interest Rate
                   Name                             Date        Rate       Indebtedness     Indebtedness         by Year
--------------------------------------        -------------  ----------  ----------------  --------------  -----------------
Variable Rate Mortgage Debt:
---------------------------

       Jefferson Valley Mall                       1/12/00        5.49%          50,000          50,000
       White Oaks Mall                              3/1/00        6.28%          16,500           9,062
       Eastgate Consumer Mall                      3/31/00        5.94%          22,929          22,929
       Trolley Square                              7/23/00        6.44%           8,141           7,327
                                                                         ----------------  --------------
         Subtotal 2000                                                           97,570          89,318             5.76%

       Crystal River                                1/1/01        6.94%          15,292          15,292
       Orland Square                                9/1/01        7.74%          50,000          50,000
                                                                         ----------------  --------------
         Subtotal 2001                                                           65,292          65,292             7.55%

       Highland Lakes Center                        3/1/02        6.44%          14,377          14,377
       Mainland Crossing                           3/31/02        6.44%           2,226           2,226
       Lakeline Plaza - 1                           6/6/02        5.31%          31,000          31,000
                                                                         ----------------  --------------
         Subtotal 2002                                                           47,603          47,603             5.70%

       Richmond Towne Square                 (7)   7/15/03        5.94%          21,296          21,296
       Shops @ Mission Viejo                 (7)   9/14/03        5.99%          60,249          60,249
       Arboretum                             (7)   12/1/03        6.44%          34,000          30,600
                                                                         ----------------  --------------
         Subtotal 2003                                                          115,545         112,145             6.10%

       Forum Phase I - Class A-2                   5/15/04        6.19%          44,385          26,631
       Forum Phase II - Class A-2                  5/15/04        6.19%          40,614          22,338
                                                                         ----------------  --------------
         Subtotal 2004                                                           84,999          48,969             6.19%

       CMBS Loan - Variable Component             12/15/07        6.16%          50,000          50,000
                                                                         ----------------  --------------
         Subtotal 2007                                                           50,000          50,000             6.16%

                                                                         ----------------  --------------  -----------------
       Total Variable Rate Mortgage Debt                                        461,008         413,326             6.23%
                                                                         ----------------  --------------  -----------------

                                                                                           --------------  -----------------
       Total Consolidated Mortgage Debt                                                       2,907,062             7.25%
                                                                                           --------------  -----------------

Fixed Rate Unsecured Debt:
-------------------------

       Unsecured Notes - CPI 1               (3)   3/15/02        9.00%         250,000         250,000
                                                                         ----------------  --------------
         Subtotal 2002                                                          250,000         250,000             9.00%

       Unsecured Notes - CPI 2               (3)    4/1/03        7.05%         100,000         100,000
       SPG, LP (Bonds)                             6/15/03        6.63%         375,000         375,000
       SPG, LP (PATS)                             11/15/03        6.75%         100,000         100,000
                                                                         ----------------  --------------
         Subtotal 2003                                                          575,000         575,000             6.72%

       SCA (Bonds)                                 1/15/04        6.75%         150,000         150,000
       SPG, LP (Bonds)                              2/9/04        6.75%         300,000         300,000
       SPG, LP (Bonds)                             7/15/04        6.75%         100,000         100,000
       Unsecured Notes - CPI 3               (3)   8/15/04        7.75%         150,000         150,000
                                                                         ----------------  --------------
         Subtotal 2004                                                          700,000         700,000             6.96%

       SCA (Bonds)                                 5/15/05        7.63%         110,000         110,000
       SPG, LP (Bonds)                             6/15/05        6.75%         300,000         300,000
       SPG, LP (MTN)                               6/24/05        7.13%         100,000         100,000
       SPG, LP (Bonds)                            10/27/05        6.88%         150,000         150,000
                                                                         ----------------  --------------
         Subtotal 2005                                                          660,000         660,000             6.98%

                                   22 of 38

                                SIMON PROPERTY GROUP
                        Summary of Indebtedness By Maturity
                             As of March 31, 1999
                                   (In thousands)

                                                                                         -----------------------------------
                                                                                               SPG's           Weighted Avg
--------------------------------------        -------------  ----------  ----------------
                 Property                         Maturity    Interest        Total          Share of        Interest Rate
                   Name                             Date        Rate       Indebtedness     Indebtedness         by Year
--------------------------------------        -------------  ----------  ----------------  --------------  -----------------
       SPG, LP (Bonds)                            11/15/06        6.88%         250,000         250,000
                                                                         ----------------  --------------
         Subtotal 2006                                                          250,000         250,000             6.88%

       SPG, LP (MTN)                               9/20/07        7.13%         180,000         180,000
                                                                         ----------------  --------------
         Subtotal 2007                                                          180,000         180,000             7.13%

       SPG, LP (MOPPRS)                            6/15/08        7.00%         200,000         200,000
                                                                         ----------------  --------------
         Subtotal 2008                                                          200,000         200,000             7.00%

       SPG, LP (Bonds)                              2/9/09        7.13%         300,000         300,000
       SPG, LP (Bonds)                             7/15/09        7.00%         150,000         150,000
                                                                         ----------------  --------------
         Subtotal 2009                                                          450,000         450,000             7.08%

       Unsecured Notes - CPI 4               (3)    9/1/13        7.18%          75,000          75,000
                                                                         ----------------  --------------
         Subtotal 2013                                                           75,000          75,000             7.18%

       Unsecured Notes - CPI 5               (3)   3/15/16        7.88%         250,000         250,000
                                                                         ----------------  --------------
         Subtotal 2016                                                          250,000         250,000             7.88%

       SPG, LP (Bonds)                             6/15/18        7.38%         200,000         200,000
                                                                         ----------------  --------------
         Subtotal 2018                                                          200,000         200,000             7.38%

                                                                         ----------------  --------------
       Total Unsecured Fixed Rate Debt                                        3,790,000       3,790,000             7.17%
                                                                         ================  ==============

Variable Rate Unsecured Debt:
----------------------------

       Corporate Revolving Credit Facility         9/27/99        5.51%         341,000         341,000
                                                                         ----------------  --------------
         Subtotal 1999                                                          341,000         341,000             5.51%

       SPG, L.P. Unsecured Loan              (6)   1/31/00        5.59%          70,000          70,000
       SPG, L.P. Unsecured Loan                    1/31/00        6.14%          63,000          63,000
       CPI Merger Facility - 2 Chase         (5)   3/24/00        5.59%         450,000         450,000
        (1.4B)
       CPI Merger Facility - 3 Chase         (5)   9/24/00        5.68%         500,000         500,000
        (1.4B)
                                                                         ----------------  --------------
         Subtotal 2000                                                        1,083,000       1,083,000             5.66%

                                                                         ----------------  --------------
       Total Unsecured Variable Rate Debt                                     1,424,000       1,424,000             5.63%
                                                                         ================  ==============

                                                                                           --------------
       Total Unsecured Debt                                                                   5,214,000             6.75%
                                                                                           ==============

       Net Discount on Fixed-Rate                                                11,279          11,571         N/A
        Indebtedness
       Net Premium on Variable-Rate                                               1,178           1,186         N/A
        Indebtedness
                                                                                           --------------  -----------------
       Total Consolidated Debt                                                8,263,590       8,133,819             6.92%
                                                                                           --------------  -----------------

Joint Venture Indebtedness
Fixed Rate Mortgage Debt:
------------------------

       Northfield Square                            4/1/00        9.52%          23,983          23,983
       Coral Square                                12/1/00        7.40%          53,300          26,650
                                                                         ----------------  --------------
         Subtotal 2000                                                           77,283          50,633             8.40%

       Highland Mall - 2                     (3)   10/1/01        8.50%             270             135
       Highland Mall - 3                     (3)   11/1/01        9.50%           2,552           1,276
                                                                         ----------------  --------------
         Subtotal 2001                                                            2,822           1,411             9.40%

                                   23 of 38

                             SIMON PROPERTY GROUP
                       Summary of Indebtedness By Maturity
                              As of  March 31, 1999
                                (In thousands)

                                                                                           ------------    -------------
                                                                                              SPG's        Weighted Avg
----------------------------------------          --------    --------     ------------
                 Property                         Maturity    Interest        Total          Share of      Interest Rate
                  Name                             Date        Rate        Indebtedness    Indebtedness       by Year
----------------------------------------          --------    --------     ------------    ------------    -------------
       Crystal Mall                          (3)    2/1/03        8.66%          50,133          25,066
       Avenues, The                                5/15/03        8.36%          57,509          14,377
       Lakeland Square                            12/22/03        7.26%          52,279          26,140
                                                                              ---------         -------
         Subtotal 2003                                                          159,922          65,583       8.04%
       Indian River Commons                        11/1/04        7.58%           8,399           4,200

       Indian River Mall                           11/1/04        7.58%          46,602          23,301
                                                                              ---------         -------
         Subtotal 2004                                                           55,001          27,501       7.58%

       Westchester, The                             9/1/05        8.74%         205,805         102,902
       Cobblestone Court                          11/30/05        7.22%           6,180           2,163
       Crystal Court                              11/30/05        7.22%           3,570           1,250
       Fairfax Court                              11/30/05        7.22%          10,320           2,709
       Gaitway Plaza                              11/30/05        7.22%           7,350           1,715
       Plaza at Buckland Hills, The               11/30/05        7.22%          17,680           6,055
       Ridgewood Court                            11/30/05        7.22%           7,980           2,793
       Royal Eagle Plaza                          11/30/05        7.22%           7,920           2,772
       Village Park Plaza                         11/30/05        7.22%           8,960           3,136
       West Town Corners                          11/30/05        7.22%          10,330           2,411
       Westland Park Plaza                        11/30/05        7.22%           4,950           1,155
       Willow Knolls Court                        11/30/05        7.22%           6,490           2,272
       Yards Plaza, The                           11/30/05        7.22%           8,270           2,895
                                                                              ---------         -------
         Subtotal 2005                                                          305,805         134,227       8.39%



       Seminole Towne Center                        1/1/06        6.88%          70,500          31,725
       CMBS Loan - Fixed Component           (8)    5/1/06        7.40%         300,000         150,000
       Great Northeast Plaza                        6/1/06        9.04%          17,636           8,818
       Smith Haven Mall                             6/1/06        7.86%         115,000          28,750
                                                                              ---------         -------
         Subtotal 2006                                                          503,136         219,293       7.45%



       Town Center at Cobb                   (3)    4/1/07        7.54%          50,663          25,332
       Gwinnett  Place                       (3)    4/1/07        7.54%          39,765          19,882
                                                                              ---------         -------
         Subtotal 2007                                                           90,428          45,214       7.54%



       Metrocenter                           (3)   2/28/08        8.45%          31,115          15,558
       Aventura Mall - A                            4/6/08        6.55%         141,000          47,000
       Aventura Mall - B                            4/6/08        6.60%          25,400           8,467
       Aventura Mall - C                            4/6/08        6.89%          33,600          11,200
       West Town Mall                               5/1/08        6.90%          76,000          38,000
       Grapevine Mills - 2                         10/1/08        6.47%         155,000          58,125
       Ontario Mills - 5                           11/2/08        6.75%         144,624          36,156
       Source, The - 2                             11/6/08        6.65%         124,000          31,000
                                                                              ---------         -------
         Subtotal 2008                                                          730,739         245,505       6.76%



       Highland Mall - 1                     (3)   12/1/09        9.75%           7,808           3,904
       Ontario Mills - 4                     (9)  12/28/09        0.00%           4,762           1,190
                                                                              ---------         -------
         Subtotal 2009                                                           12,570           5,095       7.47%



       Mall of Georgia                       (3)    7/1/10        7.09%         170,000          85,000
                                                                              ---------         -------
         Subtotal 2010                                                          170,000          85,000       7.09%


                                                                              ---------         -------       -----
       Total Joint Venture Fixed Rate                                         2,107,705         879,462       7.48%
                                                                              ---------         -------       -----
       Mortgage Debt

                                   24 of 38

                             SIMON PROPERTY GROUP
                       Summary of Indebtedness By Maturity
                              As of  March 31, 1999
                                (In thousands)

                                                                                           ------------    -------------
                                                                                              SPG's        Weighted Avg
----------------------------------------          --------    --------     ------------
                 Property                         Maturity    Interest        Total          Share of      Interest Rate
                  Name                             Date        Rate        Indebtedness    Indebtedness       by Year
----------------------------------------          --------    --------     ------------    ------------    -------------
Variable Rate Mortgage Debt:
---------------------------

       Dadeland Mall                         (7)  12/10/00        5.64%         140,000          70,000
                                                                                -------       ---------
         Subtotal 2000                                                          140,000          70,000             5.64%



       Tower Shops, The                      (6)   3/13/01        6.14%          13,400           6,700
                                                                                -------       ---------
         Subtotal 2001                                                           13,400           6,700             6.14%



       Arizona Mills                                2/1/02        6.24%         140,984          37,101
       Shops at Sunset Place, The            (7)   6/30/02        6.19%          93,796          35,173
                                                                                -------       ---------
         Subtotal 2002                                                          234,780          72,274             6.21%



       CMBS Loan - Floating Component        (8)    5/1/03        5.44%         185,000          92,500
       Concord Mills                         (7)   12/2/03        6.29%          44,540          16,703
                                                                                -------       ---------
         Subtotal 2003                                                          229,540         109,203             5.57%



       Circle Centre Mall                          1/31/04        5.38%          60,000           8,802
                                                                                -------       ---------
         Subtotal 2004                                                           60,000           8,802             5.38%


       Total Joint Venture Variable Rate                                        -------       ---------          --------
       Debt                                                                     677,720         266,979             5.77%
                                                                                =======       =========          --------


       CMBS Loan - Fixed Premium                                                 20,307          10,154


                                                                                              ---------             -----
       Total Joint Venture Debt                                                               1,156,594             7.02%
                                                                                              ---------             -----

                                                                                              ---------             -----
       SPG's Share of Total  Indebtedness                                                     9,290,413             6.93%
                                                                                              ---------             -----

       (1) This Principal Mutual Pool 1 loan is secured by cross-collateralized mortgages encumbering four of the Properties (Anderson, Forest Village Park, Longview and South Park). A weighted average rate is used for these Pool 1 Properties.
       (2) This Principal Mutual Pool 2 loan is secured by cross-collateralized mortgages encumbering seven of the Properties (Eastland, Forest Mall, Golden Ring, Hutchinson, Markland, Midland, and North Towne). A weighted average rate is used for these Pool 2 Properties.
       (3) Represents debt assumed in connection with the CPI merger.
       (4) The Operating Partnership acquired the remaining 50% ownership percentage as part of the CPI Merger.
       (5) This Facility consist of (i) a $450 million 18-month term loan, and
           (ii) a $500 million 24-month term loan. Interest rate protection agreements relating to $500 million of the $1.4 billion were obtained on September 24, 1998. Under these agreements LIBOR is swapped at a weighted average rate of 5.057%.
       (6) A one-year options exists to extend maturity.
       (7) Includes applicable extensions available at Simon Group's option.
       (8) Represents debt assumed in connection with the acquisition of certain Properties on February 27, 1998 by a joint venture in which the Simon Group participated. This is $485 million of Commercial Mortgage Notes secured by cross-collateralized mortgages encumbering thirteen of the Properties. The Simon Group's share is $242 million. A weighted average rate is used.
       (9) Notes for purchase of land from Ontario Redevelopment Agency at 6% commencing January 2000.

                                   25 of 38

                             SIMON PROPERTY GROUP
     Summary of Variable Rate Debt and Interest Rate Protection Agreements
                             As of  March 31, 1999
                                (In thousands)

------------------------- ----------- ------------ ------------- ----------- ------------ ------------- ----------------------------
                                                                     SPG's
                                        Principal      SPG         Share of    Interest       Terms of           Terms of
      Property             Maturity      Balance     Owner-ship      Loan        Rate        Variable      Interest Rate Protection
         Name                 Date       03/31/99        %          Balance     03/31/99       Rate              Agreement
------------------------- ----------- ------------ ------------- ----------- ------------ ------------- ----------------------------
Consolidated Properties:

Secured Debt:

Eastgate Consumer Mall       3/31/00       22,929       100.00%       22,929       5.937%    LIBOR + 1.000%
White Oaks Mall               3/1/00       16,500        54.92%        9,062       6.276%    LIBOR + 1.250%  90-day LIBOR set on
                                                                                                             February 26, 1999
Jefferson Valley Mall        1/12/00       50,000       100.00%       50,000       5.487%    LIBOR + 0.550%  LIBOR Capped at
                                                                                                             8.70% through maturity
Trolley Square               7/23/00        8,141        90.00%        7,327       7.219%    LIBOR + 1.500%
Crystal River                 1/1/01       15,292       100.00%       15,292       6.937%    LIBOR + 2.000%
Richmond Towne Square        7/15/03       21,296       100.00%       21,296       5.937%    LIBOR + 1.000%
Orland Square                 9/1/01       50,000       100.00%       50,000       7.742%    LIBOR + 0.500%  LIBOR Swapped at
                                                                                                             7.24% through maturity
Shops @ Mission Viejo        9/14/03       60,249       100.00%       60,249       5.987%    LIBOR + 1.050%
Arboretum                    12/1/03       34,000        90.00%       30,600       6.437%    LIBOR + 1.500%
Highland Lakes Center         3/1/02       14,377       100.00%       14,377       6.437%    LIBOR + 1.500%
Lakeline Plaza - 1            6/6/02       31,000       100.00%       31,000       5.312%    LIBOR + 0.375%
Mainland Crossing            3/31/02        2,226       100.00%        2,226       6.437%    LIBOR + 1.500%

Forum Phase I - Class A-2    5/15/04       44,385        60.00%       26,631       6.190%    LIBOR + 0.300%  Through an interest
                                                                                                             rate protection
                                                                                                             agreement, effectively
                                                                                                             fixed at an
                                                                                                             all-in-one rate
                                                                                                             of 6.19%
Forum Phase II - Class A-2   5/15/04       40,614        55.00%       22,338       6.190%    LIBOR + 0.300%  Through an interest
                                                                                                             rate protection
                                                                                                             agreement, effectively
                                                                                                             fixed at an
                                                                                                             all-in-one rate of
                                                                                                             6.19%
CMBS Loan - Variable        12/15/07       50,000       100.00%       50,000       6.155%    LIBOR + 0.365%  Through an interest
 Component                                                                                                   rate protection
                                                                                                             agreement, effectively
                                                                                                             fixed at an
                                                                                                             all-in-one rate of
                                                                                                             6.16%
Total Consolidated
                                        ---------                  ---------
 Secured Debt                             461,008                    413,326
                                        =========                  =========

Unsecured Debt:

SPG, L.P. Unsecured Loan     1/31/00       70,000       100.00%       70,000       5.587%    LIBOR + 0.650%
SPG, L.P. Unsecured Loan     1/31/00       63,000       100.00%       63,000       6.140%    LIBOR + 0.650%  Through an interest
                                                                                                             rate protection
                                                                                                             agreement, effectively
                                                                                                             fixed at an
                                                                                                             all-in-one rate of
                                                                                                             6.14%
CPI Merger Facility - 2
 Chase (1.4B)                3/24/00      450,000       100.00%      450,000       5.589%    LIBOR + 0.650%
CPI Merger Facility - 3
 Chase (1.4B)                9/24/00      500,000       100.00%      500,000       5.680%    LIBOR + 0.650%  LIBOR Swapped at an
                                                                                                             all-in-one weighted
                                                                                                             average rate of 5.68%.
Unsecured Revolving
 Credit Facility - UBS
 (1.25B)                     9/27/99      341,000       100.00%      341,000       5.509%    LIBOR + 0.650%  See Footnote (1)
Total Consolidated
                                        ---------                  ---------
 Unsecured Debt                         1,424,000                  1,424,000
                                        =========                  =========

Net Premium on
 Variable-Rate
 Indebtedness                               1,178                      1,186

Consolidated Variable
                                        ---------                  ---------
 Rate Debt                              1,886,186                  1,838,512
                                        =========                  =========

                                   26 of 38

                             SIMON PROPERTY GROUP
     Summary of Variable Rate Debt and Interest Rate Protection Agreements
                             As of  March 31, 1999
                                (In thousands)

                                          ---------                  ------------  --------  ---------    ------------------------
                                          Principal                      SPG's     Interest   Terms of             Terms of
         --------            --------                  ------------
         Property            Maturity      Balance        SPG          Share of      Rate    Variable     Interest Rate Protection
          Name                 Date        03/31/99    Owner-ship %  Loan Balance  03/31/99     Rate               Agreement
         --------            --------     ---------    ------------  ------------  --------  ---------    ------------------------
Joint Venture Properties:

Tower Shops, The             3/13/01       13,400        50.00%        6,700       6.137%    LIBOR +       Two one-year extensions
                                                                                             1.200%        to extend maturity.
Dadeland Mall               12/10/00      140,000        50.00%       70,000       5.637%    LIBOR +
                                                                                             0.700%


Shops at Sunset Place,       6/30/02       93,796        37.50%       35,173       6.187%    LIBOR +       See Footnote (2)
 The                                                                                         1.250%

Arizona Mills                 2/1/02      140,984        26.32%       37,101       6.237%    LIBOR +       LIBOR Capped at  9.50%
                                                                                             1.300%        to maturity
Concord Mills                12/2/03       44,540        37.50%       16,703       6.287%    LIBOR +
                                                                                             1.350%

CMBS Loan - Floating          5/1/03      185,000        50.00%       92,500       5.435%    See           The Operating Partner-
                                                                                                           ship took assignment of
                                                                                                           Component

Circle Centre Mall           1/31/04       60,000        14.67%        8,802       5.377%    LIBOR +       LIBOR Capped at  8.81%
                                                                                             0.440%        through maturity
                                        ---------                  ---------
Total Joint Venture
 Properties                               677,720                    266,979
                                        =========                  =========

Total Variable Mortgage
                                        =========                  =========
 and Other Indebtedness                 2,563,906                  2,105,491
                                        =========                  =========

Footnotes:
(1) Subject to an 11.53% LIBOR cap on
    $90M and a 16.77% LIBOR cap on $50M.
(2) Rate can be reduced based upon
    project performance.
(3) Represents the weighted average interest rate.



The following table summarizes variable rate debt:

                                                    Total                  SPG Share
                                             ----------------         ----------------
  Swapped debt                                        550,000                  550,000
  Capped debt "in the money"                          197,999                  161,969
  Other hedged variable rate debt                     575,984                  328,403
  Unhedged variable rate debt                       1,239,923                1,065,119
                                                    2,563,906                2,105,491
                                             ================         ================

                                   27 of 38

                             SIMON PROPERTY GROUP
                          New Development Activities
                             As of March 31, 1999

                            Simon                        Projected          Non-Anchor
                           Group's         Actual/         Cost             Sq. Footage
       Mall/              Ownership       Projected    (in millions)          Leased/         GLA
      Location            Percentage       Opening                        Committed/(1)/   (sq. ft.)
------------------------  ----------      ---------    -------------      -------------    ----------
------------------------
Projects Recently Opened
------------------------

Shops at Sunset Place        37.5%           1/99          $   150              95%          510,000
South Miami, FL

  Anchors/Major Tenants:  AMC 24 Theatre, NIKETOWN, Barnes & Noble, IMAX 3D Theatre, Z Gallerie,
                          Virgin Megastore, GameWorks, FAO Schwarz, Old Navy, Urban Outfitters
------------------------  ---------------------------------------------------------------------------
---------------------------
Projects Under Construction
---------------------------

The Mall of Georgia            50%           8/99          $   246              80%        1,600,000
Buford, Georgia
(Atlanta)

  Anchors/Major Tenants:  Nordstrom (opening 3/00), Dillard's, Lord & Taylor, JCPenney, Galyan's, Bed
                          Bath & Beyond, Haverty's, Barnes & Noble, Regal Theatre, IMAX
------------------------  ---------------------------------------------------------------------------
The Mall of Georgia            50%           8/99          $    38              95%          441,000
Crossing
Buford, GA
(Atlanta)

  Anchors/Major Tenants:  Target, Nordstrom Rack, Best Buy, Uptons, Staples, TJMaxx & More
------------------------  ---------------------------------------------------------------------------
Concord Mills                37.5%           9/99          $   216              70%        1,400,000
Concord, NC
(Charlotte)

  Anchors/Major Tenants:  Books-A-Million, Bed Bath & Beyond, TJMaxx, Burlington Coat Factory, Bass
                          Pro Outdoor World, AMC Theatres, Jillian's, Alabama Grill, Group USA, Sun
                          & Ski, For Your Entertainment, Embassy Suites Hotel, Host Marriott Services
------------------------  ---------------------------------------------------------------------------
The Shops at                  100%          11/99          $    42              72%          341,000
Northeast Mall
Hurst, TX

  Anchors/Major Tenants:  Michaels, OfficeMax, PetsMart, TJMaxx, Bed Bath & Beyond, Party City, Just
                          For Feet, Nordstrom Rack, Logan's Roadhouse
------------------------  ---------------------------------------------------------------------------

Waterford Lakes Town          100%          11/99 and      $    84              84%          920,000
Center                                      11/00                            (Phase I)
Orlando, FL

  Anchors/Major Tenants:  Regal 20-Plex Theatre, Super Target, TJMaxx, Ross Dress for Less, Barnes &
                          Noble, Waves Music, Party City, Bed Bath & Beyond, OfficeMax
------------------------  ---------------------------------------------------------------------------

Orlando Premium                50%         Summer 2000     $    91              (2)          433,000
Outlets
Orlando, FL

  Anchors/Major Tenants:  To be announced

(1)  Community Center leased/committed percentage includes owned anchor GLA.
(2)  Leasing still in preliminary stage.

                                   28 of 38

                             SIMON PROPERTY GROUP
                  Significant Renovation/Expansion Activities
                             As of March 31, 1999

                                                          Projected       Total            New or
                            SPG            Actual/          Cost         Existing        Incremental
       Mall/             Ownership        Projected          (in           GLA               GLA
      Location           Percentage        Opening        millions)     (sq. ft.)         (sq. ft.)
--------------------     ----------       ---------       ---------     ----------       -----------
Brunswick Square              100%           11/99           $ 19         736,000            55,000
East Brunswick, NJ

Project Description:     New Barnes & Noble, MEGA Movies Theatre expansion and police substation,
                         Big Box GLA expansion, renovation with new food court, Macy's covenant extension
--------------------     ----------       ---------       ---------     ----------       -----------
Florida Mall                   50%           11/99           $ 80       1,120,000           608,000
Orlando, FL

Project Description:     New Burdines plus one future anchor, mall GLA expansion and renovation, food court renovation, expansions of Dillard's, Parisian and JCPenney
--------------------     ----------       ---------       ---------     ----------       -----------
LaPlaza Mall                  100%           11/99           $ 36         988,000           215,000
McAllen, TX                              and 11/00

Project Description:     Renovation of existing center (opening 11/99); expansion of mall GLA and new Dillard's store; JCPenney expansion and new small shops retrofitted from the existing Dillard's store
--------------------     ----------       ---------       ---------     ----------       -----------
The Shops at                  100%           11/99           $146         817,000           427,000
 Mission Viejo
Mission Viejo, CA

Project Description:     New Saks Fifth Avenue and Nordstrom; Robinson-May expansion; new parking structure and renovation of the existing parking structure; small shop expansion; mall renovation and food court addition (opening 9/00)
--------------------     ----------       ---------       ---------     ----------       -----------
North East Mall               100%           11/99           $103       1,141,000           308,000
Hurst, TX

Project Description:     Mall expansion and renovation; JCPenney remodel and expansion; recapture two Dillard's pads and replace with new Nordstrom and Saks Fifth Avenue;
                         new Dillard's and one additional anchor
--------------------     ----------       ---------       ---------     ----------       -----------
Palm Beach Mall               100%           11/99           $ 34       1,205,000            61,000
West Palm Beach, FL

Project Description:     New Dillard's (to open 3/00); operating covenant extensions and renovations of Burdines, JCPenney and Sears; new Borders and small shops; new Old Navy and mall renovation
--------------------     ----------       ---------       ---------     ----------       -----------
Richmond Town Square          100%           11/99           $ 59         873,000            10,000
Cleveland, OH

Project Description:     New Kaufmann's, JCPenney remodel and renovation (opened 11/98); new Sony
                         Cinema, Sears remodel and new food court
--------------------     ----------       ---------       ---------     ----------       -----------

                                   29 of 38

                                                          Projected       Total         New or
                            SPG            Actual/          Cost         Existing     Incremental
       Mall/             Ownership        Projected          (in           GLA            GLA
      Location           Percentage        Opening        millions)     (sq. ft.)      (sq. ft.)
--------------------     ----------       ---------       ---------     ----------    -----------
Tacoma Mall                   100%           11/99           $ 12       1,286,000            N/A
Tacoma, WA

Project Description:     Mall renovation with new food court
--------------------     ----------       ---------       ---------     ----------    -----------
Town Center at Boca           100%           11/00           $ 66       1,327,000        228,000
 Raton Boca Raton, FL

Project Description:     New Nordstrom, relocation of Saks Fifth Avenue into old Mervyn's, Lord &
                         Taylor and Bloomingdale's expansions; mall renovation with small shop expansion; two new parking structures

                                   30 of 38

                             SIMON PROPERTY GROUP
                             Capital Expenditures
                   For the Three Months Ended March 31, 1999


                                 (In millions)


                                                  Joint Venture Properties
                                                  ------------------------
                                                                    Simon
                                  Consolidated                     Group's
                                  Properties      Total             Share
                                  ----------      -----             -----
New Developments                     $18.9        $53.7             $39.4

Renovations and Expansions            55.7         15.7               6.8

Tenant Allowances-Retail              13.9          3.7               1.8

Tenant Allowances-Office                .4            -                 -

Capital Expenditures
   Recoverable from Tenants             .5           .3                .1

Other /(1)/                              -           .3                .1
                                     -----        -----             -----

Totals                               $89.4        $73.7             $48.2
                                     =====        =====             =====



(1) Primarily represents capital expenditures not recovered from tenants.

                                    31 of 38

                             SIMON PROPERTY GROUP
                              Gains on Land Sales
              For the Three Months Ended March 31, 1999 and 1998


                                 (In millions)


                                          Three Months Ended
                                               March 31,
                                           1999         1998
                                          -----        -----
Consolidated Properties                   $ 4.6        $ 0.3

Simon Group's Share of
 Unconsolidated Entities                    2.9            -
                                          -----        -----

Totals                                    $ 7.5        $ 0.3
                                          =====        =====

                                    32 of 38

SIMON PROPERTY GROUP
Conference Text
May 5, 1999

Forward Looking Statement
-------------------------

Good morning and welcome to the Simon Property Group first quarter 1999 earnings teleconference call.

Please be aware that statements in this teleconference call that are not historical may be deemed forward-looking statements within the meaning of the federal securities laws. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The listener is directed to the Company's various filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K for a discussion of such risks and uncertainties.

Opening Comments
----------------

Good morning. We are very pleased with our accomplishments for the first quarter, highlighted by the following activities:

 .  We grew FFO per share 8% to $0.68.

 . We increased occupancy in the regional mall portfolio by 250 basis points to 88.6%, as compared to 86.1% at March 31, 1998.

 .  We opened a unique highly successful specialty center, The Shops at Sunset
   Place in South Miami, Florida.

 . We announced strategic alliances with Time Inc. Custom Publishing and AT&T as continuation of our Simon Brand Venture initiatives.

 .  We launched our branding campaign.

 .  We announced the $1.725 billion acquisition of New England Development; and

 . We continued construction on 5 million square feet of exciting new development projects, including new projects in Charlotte, Orlando and Atlanta.

Financial and Operational Results
---------------------------------

Our financial and operational results for the quarter ended March 31, 1999 are as follows:
For the quarter...

 . FFO on a per share basis increased 8% to $0.68 per share in 1999 from $0.63 per share in 1998.

                                   33 of 38

SIMON PROPERTY GROUP
Conference Text
May 5, 1999

 . FFO of the Simon Portfolio was $158.0 million, an increase of 45% or $49.1 million, over the $108.9 million reported in 1998.

 . Total revenue increased 49% to $446.1 million as compared to $300.3 million in 1998.

Operating statistics for the regional mall portfolio for the quarter ended March 31, 1999 are as follows:

 . Occupancy was 88.6%, an increase of 250 basis points over the same period in 1998.

 . Average base rent was $25.95 per square foot, an increase of 13%.

 . Total sales per square foot for the first quarter increased 11%, to $347 per square foot as compared to the prior year. The increase for "comparable properties," that is properties owned for at least one year, was 4%.

 . Comparable sales per square foot, i.e. sales of tenants who have been in place for at least 24 months, increased 12%, to $360. The increase for "comparable properties" was 5%.

 . The average initial base rent for new mall stores opened in 1999 was $30.16 per square foot, an increase of $6.99, or 30% over the tenants who closed or whose leases expired.

Two significant capital market transactions impacted FFO in the first quarter:

 . In February, the Company sold $600 million of fixed rate senior unsecured notes. The two tranches--at $300 million each--mature in 2004 and 2009 and bear interest at 6 3/4% and 7 1/8%, respectively. Proceeds were used primarily to pay down the acquisition and revolving credit facilities.

 . Effective in late February, PGGM (a Dutch pension fund) converted their 6.5%
  Series A convertible preferred stock into SPG common stock. This conversion resulted in the issuance of 5.7 million shares of common stock to PGGM. PGGM is now one of SPG's largest common shareholders and we look forward to a long and mutually beneficial relationship.

Both of these are positive events. We took advantage of favorable debt market conditions to fully retire the initial tranche of our $1.4 billion CPI acquisition facility five months early, and PGGM demonstrated their belief in the long-term potential of the Company by converting their ownership position to common stock. The cumulative impact of these events was over $0.01 dilutive in the first quarter.

Same property NOI growth for 1999 was approximately 6%. This growth rate was positively impacted by growth in rents, occupancy, and tenant sales as well as by our SBV initiatives and the positive effect of our redevelopment efforts.

                                   34 of 38

SIMON PROPERTY GROUP
Conference Text
May 5, 1999


Disposition Subsequent to Quarter-End
-------------------------------------

On April 15th, the Company sold Three Dag Hammarskjold, the former CPI headquarters building in New York City. This transaction is neutral to earnings and is in keeping with the Company's strategy to dispose of non-core assets. We are also proceeding with efforts to dispose of a 15 mall portfolio and our remaining office assets.

New Development and Redevelopment Activities
--------------------------------------------

In January we opened The Shops at Sunset Place in South Miami, Florida. This 510,000 square foot specialty center is currently 95% leased. Virtually all of the anchor tenants--and many of the specialty tenants--are new to the South Florida market. Z Gallerie is new to the market and doing very well. AMC Theatres is in the top 64 in the country and was the #1 producer last week in their region for AMC. GameWorks has fluctuated between #1 and #2 in their chain since opening. Both FAO Schwarz and IMAX are performing substantially above their plan.

The next new Simon development project scheduled to open in 1999 is the Mall of Georgia. Opening in August, this project combines traditional mall anchors and retailers with a 20 screen Regal Theatre complex, IMAX and big box retailers such as Galyan's, Haverty's and Bed Bath & Beyond incorporated into the mall structure. The open-air village component features specialty retailers such as Barnes & Noble, Jillian's, Restoration Hardware and Harold's.

As part of this master planned retail complex, a 441,000 square foot power center anchored by Target, Uptons, TJMaxx & More, Best Buy, Nordstrom Rack and Staples will also open in August. The response from retailers regarding this combination of mall and main street retailing has been very positive.

The size, scope and variety in type of projects included in our pipeline demonstrates our commitment as a retail real estate developer and our capacity to conceive and develop retail formats across all property types. In 1999 we will place over five million square feet of GLA at new development projects into service in one specialty center, one regional mall, one Mills value-oriented super-regional mall and two power centers.

                                   35 of 38

SIMON PROPERTY GROUP
Conference Text
May 5, 1999

During the last five months of 1999 we will open The Mall of Georgia and The Mall of Georgia Crossing in the Atlanta suburb of Buford; Concord Mills in the Charlotte suburb of Concord; The Shops at North East Mall in Hurst, Texas; and Waterford Lakes Town Center in Orlando, Florida.

The last five months of 1999 will be our most active period for development openings since our IPO, especially when you factor in the completion of 5 major
redevelopment projects at:   Florida Mall in Orlando, The Shops at Mission Viejo
in Mission Viejo, California, North East Mall in Hurst, Texas, Palm Beach Mall in West Palm Beach, Florida, and Richmond Town Square in Cleveland, Ohio.

We're very excited about our development pipeline and the numerous projects that will be opening in 1999 and 2000. All are proceeding on time and on budget and are detailed in the press release.

Acquisition Activities
----------------------

In February, we announced our intent to acquire the New England Development Company or NED. This portfolio consists of 14 regional malls--ten in Massachusetts; two in New Hampshire; and one each in Connecticut and Virginia-- comprising 10.6 million square feet. Simon will also assume management responsibilities for these properties.

This acquisition provides a strategic fit with Simon's existing ownership of Burlington Mall and South Shore Plaza, giving us a preeminent franchise in the Boston and New England markets. These are highly productive centers and we expect this transaction to be accretive from day one.

We have signed a letter of intent regarding the formation of a joint venture to acquire the NED portfolio. Simon's ultimate ownership percentage will be between 30 and 50 percent. Integration and transaction activities are also well underway and proceeding smoothly.

Completion of the acquisition is contingent upon the satisfaction of certain closing conditions and if those conditions are met, the transaction is expected to be completed during the third quarter.

In March, we purchased the remaining 50% of Century III Mall in Pittsburgh, Pennsylvania. Century III is 89% leased and generates sales in excess of $300 per square foot. With this acquisition and our existing ownership of Ross Park Mall and South Hills Village, Simon now owns 100% of three of the four regional malls in Pittsburgh. The implied cap rate on this acquisition was approximately 10%.

                                   36 of 38

SIMON PROPERTY GROUP
Conference Text
May 5, 1999

Simon Brand Ventures
--------------------

During the first quarter, we announced strategic alliances with two more significant companies--Time Inc. Custom Publishing and AT&T.

Simon and Time Inc. have joined forces to publish "S", the first national lifestyle magazine targeted to mall shoppers. "S" is now distributed monthly at over 140 SPG properties, with an estimated circulation of 2.3 million copies per month. "S" balances national and local lifestyle features, promotions and other news useful to Simon shoppers. It is a significant way for us to communicate directly to our customer and create loyalty.

We are also partnering with AT&T in a loyalty marketing alliance, whereby AT&T residential customers can redeem their monthly long distance service, calling card and local toll charges in exchange for MALLPeRKS shopper loyalty points. AT&T will reach mall customers through the "S" magazine, in-mall signage and consumer-driven events at the mall.

SBV continues to deliver value offerings from premier brands to the Simon shoppers. Our strategic alliances are a testament to the fact that leading brand marketers view the mall as a strategic marketing medium.

Branding
--------

By now I hope you've all seen and heard the commercials from our branding campaign. We believe that we have much to offer our more than 100 million Simon shoppers across the country and that there will be long-term profitability in the branding proposition for all when we succeed.

What I want to make sure everyone understands is that the cost for this branding campaign is not an "added" expense to the Company. Our malls have always had advertising and promotional expenses. With the branding campaign, the properties' advertising monies have been consolidated at the corporate level.
We are still spending approximately the same dollars in the same markets, but now the ads and themes are consistent.

                                   37 of 38

SIMON PROPERTY GROUP
Conference Text
May 5, 1999

Conclusion
----------

 .  We are pleased with our first quarter results.

 . Business fundamentals are very strong--the portfolio is producing significant increases in occupancy, sales and rent.

 . Construction continues on time and on budget within our development and redevelopment pipeline.

 . SBV continues to generate additional revenue through its ever-increasing number of strategic alliances.

 . The launch of our nationwide branding campaign is spreading the word that "Simon is simply the best shopping there is."


                                   38 of 38